UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 27, 2021

MOHEGAN TRIBAL GAMING AUTHORITY

(Exact Name of Registrant as Specified in its Charter)

Not Applicable	033-80655	06-1436334
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Mohegan Sun Boulevard, Uncasville, CT	06382
(Address of Principal Executive Offices)	(Zip Code)

(860) 862-8000

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	Indicate by check None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

The Mohegan Tribal Gaming Authority d/b/a Mohegan Gaming & Entertainment (the “Company”) was established in July 1995 by the Mohegan Tribe of Indians of Connecticut (the “Tribe”), a federally-recognized Indian tribe with an approximately 595-acre reservation situated in southeastern Connecticut, adjacent to Uncasville, Connecticut. Under the Indian Gaming Regulatory Act of 1988, federally-recognized Indian tribes are permitted to conduct full-scale casino gaming operations on tribal lands, subject to, among other things, the negotiation of a compact with the affected state. In 1994 the Tribe and the State of Connecticut (the “State”) entered into such a compact (the “Compact”) and a related memorandum of understanding (the “MOU”), which was approved by the United States Secretary of the Interior. The Company was established as an instrumentality of the Tribe, with the exclusive authority to conduct and regulate gaming activities for the Tribe on tribal lands and the non-exclusive authority to conduct such activities elsewhere.

On September 15, 2021, notice of federal approval by the U.S. Secretary of the Interior of an agreement to amend the Compact (the “2021 Compact Amendment”) and a related Memorandum of Understanding (the “2021 MOU”) between the State and the Tribe was published in the Federal Register, which were previously signed on behalf of the Tribe and the State on July 23, 2021 and July 26, 2021 respectively. The Secretary of the Interior simultaneously approved similar agreements with the Mashantucket Pequot Tribe (“MPT”), as contemplated by the 2021 Compact Amendment, the 2021 MOU and PA 21-23, and notice of federal approval of such agreements was published in the Federal Register on September 27, 2021. These Federal Register notices also gave final effect to Public Act No. 21-23, “An Act Concerning the Authorization, Licensing and Regulation of Online Casino Gaming, Retail and Online Sports Wagering, Fantasy Contests, Keno and Online Sale of Lottery Tickets” (“PA 21-23”), passed by the Connecticut General Assembly on May 25, 2021 and signed into law on June 1, 2021. Among other things, PA 21-23 authorizes the Connecticut Commissioner of Consumer Protection to issue a new master wagering license to the Tribe or an instrumentality or subsidiary of the Tribe to conduct, outside of the Tribe’s reservation, (i) one branded or cobranded interface of a web site or a mobile application that bettors use to access an electronic wagering platform (“skin”) for online sports wagering, (ii) one skin for online casino gaming, and (iii) fantasy contests.

The 2021 Compact Amendment, among other things, amends the Compact to add sports wagering, including retail sports wagering and online sports wagering, and fantasy contests to the enumerated class III authorized games under the Compact and authorizes the Tribe to establish new gaming facilities on the Tribe’s reservation for the operation of such gaming, including any simulcasting of such events. The 2021 Compact Amendment has an initial term of ten (10) years from the effective date, which is September 27, 2021, with an optional five (5) year renewal term if mutually agreeable and a similar extension is agreed with the MPT. The 2021 Compact Amendment does not otherwise amend the term of the Compact, which is not limited by years.

The 2021 MOU provides for a contribution by the Tribe to the State of eighteen percent (18%) of gross gaming revenue from online casino gaming taking place or deemed to take place on the Tribe’s reservation for the first five (5) years of the term, and then at a rate of twenty percent (20%) of gross gaming revenue for subsequent years, the same rates payable for online casino gaming conducted anywhere in the State outside of the Tribe’s reservation pursuant to PA 21-23. No contribution is required for sports wagering taking place or deemed to take place on the Tribe’s reservation, including retail and mobile or online sports wagering on the reservation. Pursuant to PA 21-23, online sports wagering and fantasy contests conducted by or on behalf of the Tribe outside of the Tribe’s reservation are subject to a State tax equal to thirteen and three-quarters percent (13.75%) of gross gaming revenue.

The foregoing descriptions of the 2021 Compact Amendment and the 2021 MOU do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the documents, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein, and by reference to the Compact previously filed as Exhibit 10.1 to Amendment No. 1 to the Company’s Registration Statement on Form S-1, filed with the SEC on February 29, 1996 (the “1996 Form S-1”) and incorporated by reference herein, and by reference to the MOU previously filed as Exhibit 10.3 to the 1996 Form S-1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished as part of this report:

10.1	Agreement between The Mohegan Tribe of Indians of Connecticut and the State of Connecticut dated July 26, 2021

10.2	Memorandum of Understanding between The Mohegan Tribe of Indians of Connecticut and the State of Connecticut dated July 26, 2021

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2021	MOHEGAN TRIBAL GAMING AUTHORITY D/B/A MOHEGAN GAMING & ENTERTAINMENT

	By:	/s/ Ralph James Gessner Jr.
	Name:	Ralph James Gessner Jr.
	Title:	Chairman, Management Board